PARSONS/BURNETT, LLP

Attorneys

www.parsonslaw.biz

James B. Parsons                                                                                                                                                                                                                                                                                                 Robert J. Burnett

Admitted in Wa., Or. & CNMI                                                                                                                                                                                                                                                                                             Admitted in Wa.

jparsons@pblaw.biz                                                                                                                                                                                                                                                                                                         rburnett@pblaw.biz

2070 Skyline Tower                                                                                                                                                                                                                                                                                505. W. Riverside Avenue, Suite 500

10900 NE Fourth Street                                                                                                                                                                                                                                                                                       Spokane, Washington, 99201

Bellevue, Washington 98004                                                                                                                                                                                                                                                                                             Ph: (509) 252-5066

Ph: (425) 451-8036                                                                                                                                                                                                                                                                                                         Fax: (509) 252-5067

Fax: (425) 451-8568

VIA EDGAR CORRESPONDENCE ONLY

November 12, 2007

Board of Directors
Pelcor, Inc.

To Whom it May Concern::

In our capacity as counsel for Pelcor, Inc.(the "Company"), we have participated in the corporate proceedings relative to the registration by the Company of a maximum of 2,500,000 shares of common stock as set out and described in the Company's Registration Statement on Form SB-2 under the Securities Act of 1933 (the "Registration Statement"). We have also participated in the preparation of the Registration Statement.

Based upon the foregoing and upon our examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied us by the Company, having regard for the legal considerations which we deem relevant, we opine that:

(1) The Company is a corporation duly organized and validly existing under the laws of the State of Nevada;

(2) The Company has taken all requisite corporate action and all action required with respect to the authorization, issuance and sale of common stock issued pursuant to the Registration Statement;

(3) The maximum of 2,500,000 shares of common stock, when distributed pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to the firm in the Registration Statement.

Very truly yours,

PARSONS/BURNETT, LLP.

/s/ James B. Parsons

James B. Parsons